Exhibit 99




Release Date:                                           Further Information:

IMMEDIATE RELEASE                                       David J. Bursic
August 26, 2008                                         President and
                                                        Chief Executive Officer
                                                                -or-
                                                        Pamela M. Tracy
                                                        Investor Relations
                                                        Phone: (412) 364-1913


                        WVS FINANCIAL CORP. TO REPURCHASE
                      UP TO 125,000 SHARES OF COMMON STOCK

      PITTSBURGH, PENNSYLVANIA--WVS Financial Corp. (NASDAQ:WVFC), the holding company for West View Savings Bank, announced today that the Company's Board of Directors authorized an additional 40,000 shares to be purchased under its Ninth Stock Repurchase Program. As of August 26, 2008, 66,034 shares remain to be repurchased (including the 40,000 additional shares authorized today) with 98,966 shares already purchased under the Ninth Stock Repurchase Program. The remaining 66,034 shares authorized to be purchased total approximately 3% of the Company's outstanding shares on August 25, 2008.

      Repurchases are authorized to be made by the Company from time to time in open-market or private transactions as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and may be reserved for issuance pursuant to the Company's stock benefit plans.

      WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.



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